Exhibit 3.3

[SEAL]	ROSS MILLER
Secretary of State	In the office of	Document Number
204 North Carson Street, Suite 1		20100611297-59
Carson City, Nevada 89701-4520	ROSS MILLER	Filing Date and Time
(775) 684-5708	Ross Miller	08/16/2010 11:20 AM
Website: www.nvsos.gov	Secretary of State	Entity Number
	State of Nevada	E0364152009-9
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRA 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Santo Pita Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The purpose of the business has changed from:

Retail eating and drinking places

to:

mobile teeth whitening services

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         President holds majority

4. Effective date of filing: (optional)                                     8/13/10
                                                                                             (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X   ROSA HABEILA FELIZ RUIZ
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09